Exhibit 99.1
News Release

FIS Reports Strong Fourth Quarter and Full Year 2010 Results

•	Revenue growth of 7.6%, as adjusted, for the quarter; 4.2%, as adjusted, for the year

•	EPS of $0.64, as adjusted, for the quarter; $2.02, as adjusted, for the year

•	Free cash flow of $222 million, as adjusted, for the quarter; $791 million, as adjusted, for the year

JACKSONVILLE, Fla., February 8, 2011 - FIS™ (NYSE:FIS), one of the world's largest global providers dedicated to banking and payments technologies, today reported financial results for the quarter and full year ended December 31, 2010.

Fourth Quarter 2010
Consolidated GAAP revenue in the fourth quarter of 2010 was $1.4 billion, compared to $1.3 billion in the fourth quarter of 2009. GAAP net earnings from continuing operations attributable to common stockholders totaled $121.3 million, or $0.40 per diluted share, in the fourth quarter of 2010, compared to a loss of $52.3 million, or $0.14 per diluted share, in the prior year quarter.

Adjusted revenue increased 7.6% to $1.4 billion compared to adjusted revenue of $1.3 billion in the fourth quarter of 2009, and increased 6.1% organically. The foreign currency impact was not material in the quarter. Adjusted EBITDA increased 14.4% to $444.6 million in the fourth quarter of 2010, compared to adjusted EBITDA of $388.7 million in the 2009 quarter. The adjusted EBITDA margin expanded 190 basis points to 31.8%. Adjusted net earnings from continuing operations totaled $196.9 million, or $0.64 per diluted share, compared to adjusted net earnings from continuing operations of $168.9 million, or $0.45 per share, in the fourth quarter of 2009. Adjusted free cash flow totaled $221.6 million in the fourth quarter 2010 compared to $236.7 million in the 2009 quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Full Year 2010
GAAP revenue for the full year 2010 was $5.3 billion compared to $3.7 billion for full year 2009. Net earnings from continuing operations attributable to common stockholders was $447.6 million, or $1.27 per diluted share, for the full year 2010, compared to $106.4 million, or $0.44 per diluted share, in the prior year.

For the full year 2010, adjusted revenue increased 4.2% to $5.2 billion, compared to adjusted pro forma revenue of $5.0 billion in 2009. Adjusted revenue increased 3.2% for full year 2010 excluding a $26.4 million foreign currency benefit and $23.4 million in acquired revenue. Adjusted EBITDA increased 13.9% to $1.6 billion, compared to pro forma adjusted EBITDA of $1.4 billion in the prior year. The adjusted EBITDA margin expanded 270 basis points to 31.3% compared to 28.6% in 2009. Adjusted net earnings from continuing operations totaled $711.1 million, or $2.02 per diluted share, compared to adjusted net earnings from continuing operations of $395.2 million, or $1.65 per share, in 2009. Adjusted free cash flow totaled $790.8 million for the full year 2010 compared to $607.5 million in 2009. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“It was a strong quarter and a very good year for our company. Full year revenue growth and earnings per share exceeded our expectations, and we are excited about the momentum we have as we enter 2011,” stated Frank Martire, president and chief executive officer of FIS. “Our management team and employees have done an excellent job executing the business plan and the Metavante integration, while remaining focused on serving our clients. These efforts have placed FIS in an even stronger position to focus on continued growth and expansion.”

Acquisitions and Discontinued Operations
On December 2, 2010, FIS completed the acquisition of Capco. Operating results from Capco are reported prospectively from the date of acquisition and are included in the Financial Solutions and International Solutions segments, based on geography.

On October 1, 2009, FIS completed the acquisition of Metavante. The transaction was treated as a purchase and the results of Metavante are included in the consolidated results of FIS beginning October 1, 2009. For comparative purposes, in accordance with management's desire to improve the understanding of the Company's operating performance, the following segment information assumes that the merger was completed on January 1, 2009 and combines Metavante's results with FIS' historical results on a pro forma basis for the first nine months of 2009.

During the third quarter of 2010, FIS determined that it will pursue strategic alternatives for its item processing and remittance services subsidiary in Brazil, Fidelity National Participacoes Ltda., and intensify its focus on expanding its card processing operation in the region. The results of Fidelity National Participacoes Ltda. are reported as discontinued operations for all periods presented, along with the previously disclosed ClearPar business divestiture (revenues and expenses from discontinued operations are collapsed and classified as a separate line item on the income statement).

Segment Information
In order to provide more meaningful comparisons between the periods presented, the following segment information is presented on an adjusted basis for all periods. In addition, information for full year 2009 is presented on an adjusted pro forma basis, as if the merger with Metavante had been completed on January 1, 2009. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

•	Financial Solutions:

Fourth quarter 2010 Financial Solutions revenue increased 11.3% to $503.5 million compared to $452.5 million in the 2009 quarter, driven by growth in professional services, increased processing revenues and the acquisition of Capco. Financial Solutions EBITDA increased 11.0% to $219.4 million, and the margin was 43.6% compared to 43.7% in the prior year quarter.

For the full year 2010, Financial Solutions revenue increased 7.0% to $1.9 billion compared to $1.8 billion in 2009. Full year 2010 EBITDA increased 11.6% to $824.3 million and the margin expanded 180 basis points to 43.6% compared to 41.8% in 2009.

•	Payment Solutions:

Fourth quarter 2010 Payment Solutions revenue of $628.1 million declined 0.2% compared to $629.6 million in the 2009 quarter as growth in electronic payment services was offset by lower item processing and retail check activity. Additionally, consolidation of our merchant processing platforms resulted in utilization of the net method to account for certain merchant interchange fees. Payment Solutions revenue increased 3.8%, excluding the check related businesses, which totaled $121.8 million and $135.3 million in the fourth quarters of 2010 and 2009, respectively, and the $6.8 million unfavorable impact of the gross-to-net accounting mentioned above. Payment Solutions EBITDA increased 9.5% to $239.8 million, and the margin increased 340 basis points to 38.2% compared to 34.8% in the prior year.

For the full year 2010, Payment Solutions revenue decreased 0.3% to $2.5 billion. Payment Solutions revenue increased 3.2% excluding the check related businesses, which totaled $486.4 and $556.3 million, in 2010 and 2009, respectively. The full year impact of the gross-to-net accounting mentioned above was not significant. Full year 2010 Payment Solutions EBITDA increased 6.6% to $932.4 million and the margin expanded 240 basis points to 37.6% compared to 35.2% in 2009.

•	International Solutions:

International Solutions revenue increased 25.0% to $268.2 million in U.S. dollars compared to $214.5 million in the 2009 quarter. The growth was driven by increased payment volumes in Brazil, growth in professional services, higher license revenue and the acquisition of Capco. International Solutions EBITDA increased 25.3% to $81.3 million. The reported EBITDA margin was 30.3%, which was consistent with the prior year quarter.

For the full year 2010, International Solutions revenue increased 12.5% to $833.7 million compared to $741.0 million in 2009. Full year 2010 EBITDA increased 13.0% to $204.1 million, and the margin was 24.5% compared to 24.4% in 2009.

•	Corporate/Other:

Corporate expense totaled $95.9 million in the fourth quarter 2010, compared to $92.8 million in the prior year quarter. Corporate expense declined to $333.0 million for the full year 2010, compared to $364.0 million in 2009.

Net interest expense was $64.5 million in the fourth quarter of 2010 compared to $35.3 million in the 2009 quarter. Full year interest expense, net of interest income, was $172.9 million in 2010 compared to $129.6 million in 2009. The increase in interest expense was due primarily to the recapitalization completed in the third quarter of 2010.

The effective tax rate in the fourth quarter of 2010 was 31% compared to 36% in the 2009 quarter. The fourth quarter tax rate was favorably impacted by the recognition of the full year benefit of the federal research and development tax credit resulting from legislation signed into law in the fourth quarter and the utilization of foreign tax credits. The effective tax rate for full year 2010 was 35%, which was comparable to full year 2009. The full year tax rate was favorably impacted by the geographic distribution of income and tax planning.

Balance Sheet
Cash and cash equivalents totaled $338.0 million as of December 31, 2010. Debt outstanding was approximately $5.2 billion as of December 31, 2010. Capital expenditures in the fourth quarter of 2010 totaled $86.7 million, compared to $66.8 million in capital expenditures in the prior year quarter. Full year capital expenditures totaled $314.0 million compared to capital expenditures of $212.5 million in 2009.

2011 Outlook
FIS provided the following guidance for 2011 as follows:

•	Revenue growth of 9% to 11% (4% to 6% organic revenue growth);

•	EBITDA growth of 7% to 9% reflecting a higher proportion of professional services revenue;

•
Adjusted net earnings per share from continuing operations of $2.24 to $2.34, which is an increase of 11% to 16% compared to $2.02 in 2010. Adjusted net earnings exclude the after-tax impact of acquisition related amortization;

•	Free cash flow is expected to approximate adjusted net earnings in 2011.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-

GAAP measures include adjusted revenue, organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, and adjusted free cash flow. Adjusted revenue (2010 and 2009 comparative data) includes pre-acquisition revenue for Metavante in 2009 and excludes a settlement related to the card processing joint venture in Brazil and the impact of deferred revenue purchase accounting. Organic revenue (2011 and 2010 comparative data) includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency, the impact of deferred revenue purchase accounting and a settlement related to the card processing joint venture in Brazil. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, settlement revenue and an impairment charge related to the card processing joint venture in Brazil, deferred revenue purchase accounting and certain other costs. Adjusted net earnings (2010 and 2009 comparative data) exclude the after-tax impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, an impairment charge and settlement related to the card processing joint venture in Brazil, acquisition related amortization, deferred revenue purchase accounting and certain other costs. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization. Adjusted free cash flow (2010 and 2009 comparative data) is GAAP operating cash flow less capital expenditures, acquisition related cash items and cash items associated with the 2010 recapitalization plan. Free cash flow (2011 comparative data) is GAAP operating cash flow less capital expenditures. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

Conference Call and Webcast
FIS will host a call with investors and analysts to discuss fourth quarter 2010 results on Tuesday, February 8, 2011 beginning at 8:30 a.m. Eastern standard time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website, and a telephone replay will be available through February 22, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 187769. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

About FIS

FIS (NYSE: FIS) is one of the world's largest global providers dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 30,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. FIS is a member of Standard & Poor's 500® Index and consistently holds a leading ranking in the annual FinTech 100 list. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements
This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings per share, margin expansion and cash flow, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation: changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for core processing, card issuer, and transaction processing services; failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software; the failure to achieve some or all of the benefits that we expect from acquisitions; our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel; competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers; an operational or natural disaster at one of our major operations centers; and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

SOURCE: Fidelity National Information Services, Inc.

Marcia Danzeisen, 904.854.5083	Mary Waggoner, 904.854.3282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 8, 2011

Exhibit A    Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2010 and 2009

Exhibit B    Consolidated Balance Sheets - Unaudited as of December 31, 2010 and 2009

Exhibit C    Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2010 and 2009

Exhibit D    Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2010 and 2009

Exhibit E    Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2010 and 2009

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
Processing and services revenues	$1,396.3	$1,283.0	$5,269.5	$3,711.1
Cost of revenues	956.8	919.3	3,637.7	2,741.5
Selling, general and administrative expenses	186.0	271.4	675.8	547.1
Impairment charges	—	136.9	154.9	136.9
Operating income (loss)	253.5	(44.6)	801.1	285.6
Other income (expense):
Interest expense, net	(64.9)	(36.3)	(173.3)	(130.6)
Other income (expense), net	(11.5)	0.6	(11.5)	8.7
Total other income (expense)	(76.4)	(35.7)	(184.8)	(121.9)
Earnings (loss) from continuing operations before income taxes	177.1	(80.3)	616.3	163.7
Provision for income taxes	54.1	(29.1)	215.3	54.7
Earnings (loss) from continuing operations, net of tax	123.0	(51.2)	401.0	109.0
Earnings (loss) from discontinued operations, net of tax	(10.7)	(1.6)	(43.1)	(0.5)
Net earnings (loss)	112.3	(52.8)	357.9	108.5
Net (earnings) loss attributable to noncontrolling interest	(1.7)	(1.1)	46.6	(2.6)
Net earnings (loss) attributable to FIS common stockholders	$110.6	$(53.9)	$404.5	$105.9
Net earnings (loss) per share-basic from continuing operations attributable to FIS common stockholders *	$0.41	$(0.14)	$1.30	$0.45
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders *	(0.04)	(0.00)	(0.12)	(0.00)
Net earnings (loss) per share-basic attributable to FIS common stockholders *	$0.37	$(0.14)	$1.17	$0.45
Weighted average shares outstanding-basic	299.3	372.5	345.1	236.4
Net earnings (loss) per share-diluted from continuing operations attributable to FIS common stockholders *	$0.40	$(0.14)	$1.27	$0.44
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.04)	(0.00)	(0.12)	(0.00)
Net earnings (loss) per share-diluted attributable to FIS common stockholders *	$0.36	$(0.14)	$1.15	$0.44
Weighted average shares outstanding-diluted	305.4	377.0	352.0	239.4
Amounts attributable to FIS common stockholders:
Earnings (loss) from continuing operations, net of tax	$121.3	$(52.3)	$447.6	$106.4
Earnings (loss) from discontinued operations, net of tax	(10.7)	(1.6)	(43.1)	(0.5)
Net earnings (loss) attributable to FIS common stockholders	$110.6	$(53.9)	$404.5	$105.9

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

		Exhibit B

	As of December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$338.0	$430.9
Settlement deposits	35.9	50.8
Trade receivables, net	856.1	765.4
Settlement receivables	157.3	62.5
Other receivables	38.7	30.9
Receivable from related parties	33.5	32.0
Prepaid expenses and other current assets	138.0	141.2
Deferred income taxes	58.1	80.9
Assets held for sale	17.4	71.5
Total current assets	1,673.0	1,666.1
Property and equipment, net	390.0	375.9
Goodwill	8,550.0	8,232.9
Intangible assets, net	2,202.9	2,396.8
Computer software, net	909.0	932.7
Deferred contract costs	254.2	261.4
Other noncurrent assets	182.7	131.8
Total assets	$14,161.8	$13,997.6

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$577.3	$523.2
Due to Brazilian venture partners	—	73.0
Settlement payables	140.6	122.3
Current portion of long-term debt	256.9	236.7
Deferred revenues	268.6	279.5
Liabilities held for sale	42.5	—
Total current liabilities	1,285.9	1,234.7
Deferred revenues	86.3	104.8
Deferred income taxes	859.3	915.9
Long-term debt, excluding current portion	4,935.2	3,016.6
Due to Brazilian venture partners	47.9	—
Other long-term liabilities	385.6	207.0
Total liabilities	7,600.2	5,479.0
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,199.7	7,345.1
Retained earnings	1,471.2	1,134.6
Accumulated other comprehensive earnings	87.9	82.2
Treasury stock	(2,359.4)	(256.8)
Total FIS stockholders’ equity	6,403.2	8,308.9
Noncontrolling interest	158.4	209.7
Total equity	6,561.6	8,518.6
Total liabilities and equity	$14,161.8	$13,997.6

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Year ended December 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$357.9	$108.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	619.5	434.0
Amortization of debt issuance costs	13.7	5.0
Asset impairment charges	197.3	136.9
(Gain) loss on note forgiveness	(19.4)	—
Other operating activity	(1.7)	8.0
Stock-based compensation	58.7	71.0
Deferred income taxes	(55.7)	26.4
Excess income tax benefit from exercise of stock options	(22.3)	(2.8)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(21.3)	92.7
Settlement receivables	(61.8)	5.3
Prepaid expenses and other assets	8.6	30.7
Deferred contract costs	(56.9)	(58.7)
Deferred revenue	(25.3)	50.3
Accounts payable, accrued liabilities and other liabilities	80.0	(193.2)
Net cash provided by operating activities	1,071.3	714.1

Cash flows from investing activities:
Additions to property and equipment	(132.8)	(52.5)
Additions to computer software	(181.2)	(160.0)
Net proceeds from sale of assets	71.5	19.5
Acquisitions, net of cash acquired	(403.2)	435.9
Collection of related party note	—	5.9
Other investing activity	1.5	—
Net cash provided by (used in) investing activities	(644.2)	248.8

Cash flows from financing activities:
Borrowings	11,015.5	4,619.0
Repayment of borrowings	(9,082.6)	(5,606.1)
Capitalized debt issuance costs	(70.8)	(2.0)
Stock issued to FNF and THL	—	241.7
Dividends paid and other distributions	(76.0)	(49.7)
Excess income tax benefit from exercise of stock options	22.3	2.8
Proceeds from exercise of stock options	214.8	24.3
Treasury stock purchases	(2,545.5)	—
Other financing activities	3.3	—
Net cash used in financing activities	(519.0)	(770.0)

Effect of foreign currency exchange rate changes on cash	(1.0)	17.1

Net increase in cash and cash equivalents	(92.9)	210.0
Cash and cash equivalents, at beginning of period	430.9	220.9
Cash and cash equivalents, at end of period	$338.0	$430.9

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended December 31, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$503.5	$628.1	$268.2	$(2.4)	$1,397.4
Operating income (loss)	$179.9	$215.9	$61.7	$(204.0)	$253.5
M&A, restructuring, integration and recapitalization costs	—	—	—	31.7	31.7
Acquisition deferred revenue adjustments	—	—	—	1.1	1.1
Purchase price amortization	—	0.2	0.1	63.6	63.9
Non GAAP operating income (loss)	179.9	216.1	61.8	(107.6)	350.2

Depreciation and amortization from continuing operations, as adjusted	39.5	23.7	19.5	11.7	94.4
EBITDA, as adjusted	$219.4	$239.8	$81.3	$(95.9)	$444.6

Non GAAP operating margin, as adjusted	35.7%	34.4%	23.0%	N/M	25.1%

EBITDA margin, as adjusted	43.6%	38.2%	30.3%	N/M	31.8%

	Three months ended December 31, 2009
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$452.5	$629.6	$214.5	$1.7	$1,298.3
Operating income (loss)	$158.1	$193.8	$51.4	$(447.9)	$(44.6)
M&A, restructuring and integration costs	—	—	—	127.4	127.4
Acquisition deferred revenue adjustment	—	—	—	15.3	15.3
Trademark impairment	—	—	—	136.9	136.9
Purchase price amortization	—	—	—	65.0	65.0
Non GAAP operating income (loss)	158.1	193.8	51.4	(103.3)	300.0
Depreciation and amortization from continuing operations, as adjusted	39.5	25.2	13.5	10.5	88.7
EBITDA, as adjusted	$197.6	$219.0	$64.9	$(92.8)	$388.7

Non GAAP operating margin, as adjusted	34.9%	30.8%	24.0%	N/M	23.1%

EBITDA margin, as adjusted	43.7%	34.8%	30.3%	N/M	29.9%

Total revenue growth from prior year period
Three months ended December 31, 2010	11.3%	(0.2)%	25.0%	N/M	7.6%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Year ended December 31, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$1,890.8	$2,478.1	$833.7	$2.1	$5,204.7
Operating income (loss)	$670.1	$835.0	$71.1	$(775.1)	$801.1
M&A, restructuring, integration and recapitalization costs	—	—	—	123.2	123.2
Brazilian venture	—	—	71.6	—	71.6
Acquisition deferred revenue adjustments	—	—	—	18.5	18.5
Purchase price amortization	—	0.9	0.5	259.7	261.1
Non GAAP operating income (loss)	670.1	835.9	143.2	(373.7)	1,275.5

Depreciation and amortization from continuing operations, as adjusted	154.2	96.5	60.9	40.7	352.3
EBITDA, as adjusted	$824.3	$932.4	$204.1	$(333.0)	$1,627.8

Non GAAP operating margin, as adjusted	35.4%	33.7%	17.2%	N/M	24.5%

EBITDA margin, as adjusted	43.6%	37.6%	24.5%	N/M	31.3%

	Year ended December 31, 2009
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$1,260.0	$1,741.9	$724.3	$0.2	$3,726.4
Pro forma Metavante revenue and adjustments	506.6	743.8	16.7	—	1,267.1
Pro forma revenue from continuing operations	$1,766.6	$2,485.7	$741.0	$0.2	$4,993.5
Operating income (loss)	$417.7	$475.6	$121.9	$(729.6)	$285.6
Pro forma Metavante operating income and adjustments	166.7	288.2	5.9	(246.5)	214.3
Pro forma operating income (loss)	584.4	763.8	127.8	(976.1)	499.9
M&A, restructuring and integration costs	—	—	—	153.5	153.5
Acquisition deferred revenue adjustments	—	—	—	15.3	15.3
Impairment charges	—	—	—	136.9	136.9
Purchase price amortization	—	—	—	268.6	268.6
Non GAAP operating income (loss)	584.4	763.8	127.8	(401.8)	1,074.2
Depreciation and amortization from continuing operations, as adjusted	154.1	110.8	52.8	37.8	355.5
EBITDA, as adjusted	$738.5	$874.6	$180.6	$(364.0)	$1,429.7

Non GAAP operating margin, as adjusted	33.1%	30.7%	17.2%	N/M	21.5%

EBITDA margin, as adjusted	41.8%	35.2%	24.4%	N/M	28.6%

Total revenue growth from prior year period
Year ended December 31, 2010	7.0%	(0.3)%	12.5%	N/M	4.2%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES - UNAUDITED
(In millions)

				Exhibit D (continued)

	Three Months Ended			Year Ended
	December 31, 2010			December 31, 2010
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$112.3	$75.7	$188.0	$357.9	$313.9	$671.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	244.0	(54.2)	189.8	790.1	(263.6)	526.5
Working capital adjustments (3)	(70.9)	1.4	(69.5)	(76.7)	(16.8)	(93.5)

Net cash provided by operating activities	285.4	22.9	308.3	1,071.3	33.5	1,104.8
Capital expenditures	(86.7)	—	(86.7)	(314.0)	—	(314.0)

Free cash flow	$198.7	$22.9	$221.6	$757.3	$33.5	$790.8

	Three Months Ended			Year Ended
	December 31, 2009			December 31, 2009
	GAAP	Adj	Adjusted	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (1)	$(52.8)	$221.2	$168.4	$108.5	$288.8	$397.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	399.4	(162.2)	237.2	678.5	(220.1)	458.4
Working capital adjustments (3)	(137.2)	35.1	(102.1)	(72.9)	37.2	(35.7)

Net cash provided by operating activities	209.4	94.1	303.5	714.1	105.9	820.0
Capital expenditures	(66.8)	—	(66.8)	(212.5)	—	(212.5)

Free cash flow	$142.6	$94.1	$236.7	$501.6	$105.9	$607.5

(1)
Adjustments to Net Earnings reflect the elimination of the after-tax impact of M&A and related integration costs, 2010 leveraged recapitalization plan costs, as well as non-cash impairment, stock acceleration charges and purchase price amortization. For the 2010 periods, the adjustment also includes the removal of the impact of Santander's exit from our Brazilian card processing venture.

(2)
Non Cash Adjustments reflects the after-tax impact of stock acceleration charges and purchase price amortization. For the 2010 periods, the adjustment also includes the removal of the impact of Santander's exit from our Brazilian card processing venture.

(3)
Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of accruals related to the acquisition of Metavante.

Cash flows generated by Metavante operations are included prospectively beginning October 1, 2009 in the consolidated cash flows for FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Net earnings from continuing operations attributable to FIS	$121.3	$(52.3)	$447.6	$106.4
Plus provision for income taxes	54.1	(29.1)	215.3	54.7
Less other, net	(78.1)	(36.8)	(138.2)	(124.5)

Operating income	253.5	(44.6)	801.1	285.6

Pro forma Metavante operating income and adjustments	—	—	—	214.3
M&A, restructuring and integration costs	31.7	127.4	123.2	153.5
Brazilian venture	—	—	71.6	—
Acquisition deferred revenue adjustments	1.1	15.3	18.5	15.3
Impairment charges	—	136.9	—	136.9
Purchase price amortization	63.9	65.0	261.1	268.6

Non GAAP operating income	350.2	300.0	1,275.5	1,074.2

Depreciation and amortization from continuing operations,as adjusted	94.4	88.7	352.3	355.5
EBITDA, as adjusted	$444.6	$388.7	$1,627.8	$1,429.7

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	GAAP						Non-GAAP
	Three Months	M&A					Three Months
	Ended	Restructuring,		Acquisition			Ended
	December 31, 2010	Integration & Recapitalization	Brazilian	Deferred Revenue		Purchase Price	December 31, 2010
	(Unaudited)	Costs (1)	Venture (2)	Adj (3)	Subtotal	Amort. (5)	(Unaudited)
Processing and services revenue	$1,396.3	$—	$—	$1.1	$1,397.4	$—	$1,397.4
Cost of revenues	956.8	—	—	—	956.8	(63.9)	892.9
Gross profit	439.5	—	—	1.1	440.6	63.9	504.5
Selling, general and administrative	186.0	(31.7)	—	—	154.3	—	154.3
Impairment charges	—	—	—	—	—	—	—
Operating income	253.5	31.7	—	1.1	286.3	63.9	350.2
Other income (expense):
Interest income (expense), net	(64.9)	0.4	—	—	(64.5)	—	(64.5)
Other income (expense), net	(11.5)	17.5	(5.7)	—	0.3	—	0.3
Total other income (expense)	(76.4)	17.9	(5.7)	—	(64.2)	—	(64.2)
Earnings from continuing operations before income taxes	177.1	49.6	(5.7)	1.1	222.1	63.9	286.0
Provision for income taxes	54.1	15.2	(1.7)	0.3	67.9	19.5	87.4
Earnings from continuing operations, net of tax	123.0	34.4	(4.0)	0.8	154.2	44.4	198.6
Earnings (losses) from discontinued operations, net of tax (6)	(10.7)	—	—	—	(10.7)	—	(10.7)
Net earnings	112.3	34.4	(4.0)	0.8	143.5	44.4	187.9
Net (earnings) loss attributable to noncontrolling interest	(1.7)	—	—	—	(1.7)	—	(1.7)
Net earnings attributable to FIS common stockholders	$110.6	$34.4	$(4.0)	$0.8	$141.8	$44.4	$186.2

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$121.3	$34.4	$(4.0)	$0.8	$152.5	$44.4	$196.9
Earnings (losses) from discontinued operations, net of tax (6)	(10.7)	—	—	—	(10.7)	—	(10.7)
Net earnings attributable to FIS common stockholders	$110.6	$34.4	$(4.0)	$0.8	$141.8	$44.4	$186.2

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.11	$(0.01)	$0.00	$0.50	$0.15	$0.64
Weighted average shares outstanding — diluted	305.4	305.4	305.4	305.4	305.4	305.4	305.4

Effective tax rate	31%						31%

Supplemental information:
Depreciation and amortization from continuing operations					$158.3	(63.9)	$94.4
Stock compensation expense from continuing operations, excluding acceleration charges							$18.0
Stock acceleration charges							—
Total stock compensation expense from continuing operations							$18.0

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	GAAP						Non-GAAP
	Year	M&A					Year
	Ended	Restructuring,		Acquisition			Ended
	December 31, 2010	Integration & Recapitalization	Brazilian	Deferred Revenue		Purchase Price	December 31, 2010
	(Unaudited)	Costs (1)	Venture (2)	Adj (3)	Subtotal	Amort. (5)	(Unaudited)
Processing and services revenue	$5,269.5	$—	$(83.3)	$18.5	$5,204.7	$—	$5,204.7
Cost of revenues	3,637.7	—	—	—	3,637.7	(261.1)	3,376.6
Gross profit	1,631.8	—	(83.3)	18.5	1,567.0	261.1	1,828.1
Selling, general and administrative	675.8	(123.2)	—	—	552.6	—	552.6
Impairment charges	154.9	—	(154.9)	—	—	—	—
Operating income	801.1	123.2	71.6	18.5	1,014.4	261.1	1,275.5
Other income (expense):
Interest income (expense), net	(173.3)	0.4	—	—	(172.9)	—	(172.9)
Other income (expense), net	(11.5)	37.0	(25.1)	—	0.4	—	0.4
Total other income (expense)	(184.8)	37.4	(25.1)	—	(172.5)	—	(172.5)
Earnings from continuing operations before income taxes	616.3	160.6	46.5	18.5	841.9	261.1	1,103.0
Provision for income taxes	215.3	56.2	17.6	6.8	295.9	92.5	388.4
Earnings from continuing operations, net of tax	401.0	104.4	28.9	11.7	546.0	168.6	714.6
Earnings (losses) from discontinued operations, net of tax (6)	(43.1)	—	—	—	(43.1)	—	(43.1)
Net earnings	357.9	104.4	28.9	11.7	502.9	168.6	671.5
Net (earnings) loss attributable to noncontrolling interest	46.6	—	(50.1)	—	(3.5)	—	(3.5)
Net earnings attributable to FIS common stockholders	$404.5	$104.4	$(21.2)	$11.7	$499.4	$168.6	$668.0

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$447.6	$104.4	$(21.2)	$11.7	$542.5	$168.6	$711.1
Earnings (losses) from discontinued operations, net of tax (6)	(43.1)	—	—	—	(43.1)	—	(43.1)
Net earnings attributable to FIS common stockholders	$404.5	$104.4	$(21.2)	$11.7	$499.4	$168.6	$668.0

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$1.27	$0.30	$(0.06)	$0.03	$1.54	$0.48	$2.02
Weighted average shares outstanding — diluted	352.0	352.0	352.0	352.0	352.0	352.0	352.0

Effective tax rate	35%						35%

Supplemental information:
Depreciation and amortization from continuing operations					$613.4	(261.1)	$352.3
Stock compensation expense from continuing operations, excluding acceleration charges							$53.0
Stock acceleration charges							5.8
Total stock compensation expense from continuing operations							$58.8

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	GAAP						Non-GAAP
	Three Months						Three Months
	Ended	M&A	Acquisition				Ended
	December 31, 2009	Restructuring & Integration	Deferred Revenue	Impairment		Purchase Price	December 31, 2009
	(Unaudited)	Costs (1)	Adj (3)	Charges (4)	Subtotal	Amort. (5)	(Unaudited)
Processing and services revenue	$1,283.0	$—	$15.3	$—	$1,298.3	$—	$1,298.3
Cost of revenues	919.3	—	—	—	919.3	(65.0)	854.3
Gross profit	363.7	—	15.3	—	379.0	65.0	444.0
Selling, general and administrative	271.4	(127.4)	—	—	144.0	—	144.0
Impairment charges	136.9	—	—	(136.9)	—	—	—
Operating income	(44.6)	127.4	15.3	136.9	235.0	65.0	300.0
Other income (expense):
Interest income (expense), net	(36.3)	1.0	—	—	(35.3)	—	(35.3)
Other income (expense), net	0.6	—	—	—	0.6	—	0.6
Total other income (expense)	(35.7)	1.0	—	—	(34.7)	—	(34.7)
Earnings from continuing operations before income taxes	(80.3)	128.4	15.3	136.9	200.3	65.0	265.3
Provision for income taxes	(29.1)	46.2	5.5	49.3	71.9	23.4	95.3
Earnings from continuing operations, net of tax	(51.2)	82.2	9.8	87.6	128.4	41.6	170.0
Earnings (losses) from discontinued operations, net of tax (6)	(1.6)	—	—	—	(1.6)	—	(1.6)
Net earnings	(52.8)	82.2	9.8	87.6	126.8	41.6	168.4
Net (earnings) loss attributable to noncontrolling interest	(1.1)	—	—	—	(1.1)	—	(1.1)
Net earnings attributable to FIS common stockholders	$(53.9)	$82.2	$9.8	$87.6	$125.7	$41.6	$167.3

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$(52.3)	$82.2	$9.8	$87.6	$127.3	$41.6	$168.9
Earnings (losses) from discontinued operations, net of tax (6)	(1.6)	—	—	—	(1.6)	—	(1.6)
Net earnings attributable to FIS common stockholders	$(53.9)	$82.2	$9.8	$87.6	$125.7	$41.6	$167.3

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$(0.14)	$0.22	$0.03	$0.23	$0.34	$0.11	$0.45
Weighted average shares outstanding — diluted	377.0	377.0	377.0	377.0	377.0	377.0	377.0

Effective tax rate	36%						36%

Supplemental information:
Depreciation and amortization from continuing operations					$153.7	(65.0)	$88.7
Stock compensation expense from continuing operations, excluding acceleration charges							$10.0
Stock acceleration charges							33.7
Total stock compensation expense from continuing operations							$43.7

* Amounts may not sum due to rounding.

See accompanying notes.

GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	GAAP						Non-GAAP
	Year						Year
	Ended	M&A	Acquisition				Ended
	December 31, 2009	Restructuring & Integration	Deferred Revenue	Impairment		Purchase Price	December 31, 2009
	(Unaudited)	Costs (1)	Adj (3)	Charges (4)	Subtotal	Amort. (5)	(Unaudited)
Processing and services revenue	$3,711.1	$—	$15.3	$—	$3,726.4	$—	$3,726.4
Cost of revenues	2,741.5	—	—	—	2,741.5	(153.4)	2,588.1
Gross profit	969.6	—	15.3	—	984.9	153.4	1,138.3
Selling, general and administrative	547.1	(142.2)	—	—	404.9	—	404.9
Impairment charges	136.9	—	—	(136.9)	—	—	—
Operating income	285.6	142.2	15.3	136.9	580.0	153.4	733.4
Other income (expense):
Interest income (expense), net	(130.6)	1.0	—	—	(129.6)	—	(129.6)
Other income (expense), net	8.7	—	—	—	8.7	—	8.7
Total other income (expense)	(121.9)	1.0	—	—	(120.9)	—	(120.9)
Earnings from continuing operations before income taxes	163.7	143.2	15.3	136.9	459.1	153.4	612.5
Provision for income taxes	54.7	51.3	5.5	49.3	160.8	53.9	214.7
Earnings from continuing operations, net of tax	109.0	91.9	9.8	87.6	298.3	99.5	397.8
Earnings (losses) from discontinued operations, net of tax (6)	(0.5)	—	—	—	(0.5)	—	(0.5)
Net earnings	108.5	91.9	9.8	87.6	297.8	99.5	397.3
Net (earnings) loss attributable to noncontrolling interest	(2.6)	—	—	—	(2.6)	—	(2.6)
Net earnings attributable to FIS common stockholders	$105.9	$91.9	$9.8	$87.6	$295.2	$99.5	$394.7

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$106.4	$91.9	$9.8	$87.6	$295.7	$99.5	$395.2
Earnings (losses) from discontinued operations, net of tax (6)	(0.5)	—	—	—	(0.5)	—	(0.5)
Net earnings attributable to FIS common stockholders	$105.9	$91.9	$9.8	$87.6	$295.2	$99.5	$394.7

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.44	$0.38	$0.04	$0.37	$1.24	$0.42	$1.65
Weighted average shares outstanding — diluted	239.4	239.4	239.4	239.4	239.4	239.4	239.4

Effective tax rate	33%						35%
Supplemental information:
Depreciation and amortization from continuing operations					$427.3	(153.4)	$273.9
Stock compensation expense from continuing operations, excluding acceleration charges							$37.3
Stock acceleration charges							33.7
Total stock compensation expense from continuing operations							$71.0

* Amounts may not sum due to rounding.

See accompanying notes.

GAAP results include Metavante’s operating results in the consolidated results of FIS beginning October 1, 2009 on a prospective basis.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the Three and Twelve Months ended December 31, 2010 and 2009.

The adjustments are as follows:

(1)
This column represents (1) charges for restructuring and integration costs relating to merger and acquisition activities and (2) costs associated with the 2010 leveraged recapitalization plan. For the three and twelve months ended December 31, 2010 and 2009, the adjustments to "Selling, general and administrative" expenses primarily represent incremental transaction costs incurred by the Company related to the acquisition of Metavante Technologies, Inc., completed on October 1, 2009. The adjustments to "Other income (expense), net" represent the impairment in the 4th quarter of 2010 of an equity investment included among the Metavante assets acquired, certain costs associated with the leveraged recapitalization, the write-off of certain previously deferred debt issue costs associated with the amended and extended debt facility and the write-off of unamortized discount associated with the portion of the Metavante debt that was paid with the proceeds thereof.

(2)
In August 2010, all documents required to affect a mutually agreeable exit for Banco Santander from the Brazil card processing Joint Venture were executed. Banco Santander paid a termination fee of approximately $83.3 million directly to FIS, which is included in "Processing and services revenues" for the twelve months ended December 31, 2010.  Notes payable representing additional consideration which was to be paid to the banks upon migration of their card portfolios were forgiven and reduced by $19.4 million, representing Banco Santander's proportionate interest therein. Certain capitalized software development costs exclusively for use in processing Banco Santander card activity with a net unamortized balance of $14.6 million were written off. In addition, $140.3 million, representing the portion of the unamortized contract intangible asset recorded at the initiation of the Brazilian Venture that was attributable to Banco Santander, was deemed impaired as a result of Santander's exit and charged to amortization expense. In November 2010, the Company and Banco Bradesco restructured the remaining migration notes in conjunction with other revisions to the Brazilian Venture agreements, resulting in an extinguishment gain of $5.7 million.

(3)
This column represents the impact of the purchase accounting adjustment to reduce Metavante's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(4)	This column represents impairments to:

a)	trademarks resulting from the re-branding of products and solutions; and

b)	capitalized software as a result of a rationalization of FIS and Metavante product lines.

(5)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.

(6)
During the 2010 and 2009 periods certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the statement of operations. During the third quarter 2010, we determined that we will pursue strategic alternatives for Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil. In January 2010, we closed on the sale of ClearPar. The table below outlines the components of discontinued operations for the periods presented, net of tax:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Impairment charges - Participacoes	$—	$—	$(16.6)	$—
Participacoes operations	(10.7)	(1.8)	(25.2)	(5.1)
ClearPar and other	—	0.2	(1.3)	4.6
Total discontinued operations	$(10.7)	$(1.6)	$(43.1)	$(0.5)